Exhibit 99.1

FOR IMMEDIATE RELEASE

STOCK BUILDING SUPPLY HOLDINGS, INC.

ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

Raleigh, NC – August 8, 2013 – Stock Building Supply Holdings, Inc. (“Stock Building Supply”) announced today that it has priced the underwritten initial public offering of 7,000,000 shares of its common stock at a price to the public of $14.00 per share. Stock Building Supply is offering 4,411,765 shares and certain selling stockholders are offering 2,588,235 shares. In connection with the offering, certain selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,050,000 shares. The shares will be listed on the NASDAQ Global Select Market beginning on August 9, 2013 and will trade under the symbol “STCK.” The offering is expected to close on August 14, 2013.

Stock Building Supply expects to receive proceeds, net of underwriting discounts and commissions, of approximately $57.4 million from the offering. Stock Building Supply intends to use the proceeds to the Company from this offering to pay approximately $46.2 million of the outstanding balances under the revolving line of credit under its secured credit agreement and to pay fees and expenses related to the offering. Stock Building Supply will not receive any proceeds from the sale of shares by the selling stockholders.

Goldman, Sachs & Co., Barclays and Citigroup are serving as joint book-running managers for the offering. Robert W. Baird & Co. Incorporated is acting as lead co-manager, and Stephens Inc. and Wells Fargo Securities, LLC are acting as co-managers. Copies of the prospectus related to the offering may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 888-603-5847, email: barclaysprospectus@broadridge.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 800-831-9146.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on August 8, 2013. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stock Building Supply

Stock Building Supply is a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and repair and remodel contractors.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations Contact

Solebury Communications Group LLC

Richard Zubek

(919) 431-1133

or

Media Contact

Stock Building Supply Holdings, Inc.

Bryan Yeazel

Executive Vice President, Chief Administrative Officer & General Counsel

(919) 431-1152